Exhibit 10.2

AMENDED AND RESTATED

HERSHA HOSPITALITY TRUST

2012 EQUITY INCENTIVE PLAN

Amended And Restated As Of

December 23, 2014

ARTICLE I DEFINITIONS
1.01	ACQUIRING PERSON

Acquiring Person means that a Person, considered alone or together with all Persons acting as a group (as defined in Treas. Reg. § 1.409A-3(i)(5)(v)(B)), acquires more than fifty percent (50%) of the value of the Company’s then outstanding securities or more than fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02	ADMINISTRATOR

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03	AFFILIATE

Affiliate means any “subsidiary” corporation (as such term is defined in Section 424 of the Code) of the Company.  The term Affiliate includes any corporation that becomes an Affiliate after the adoption of this Plan.

1.04	AGREEMENT

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.05	AWARD

Award means an Option, SAR, Stock Award, Incentive Award, LTIP Award or an award of Performance Shares granted under the Plan.

1.06	BOARD

Board means the Board of Trustees of the Company.

1.07	CHANGE IN CONTROL

Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) a Person, considered alone or together with all Persons acting as a group (as defined in Treas. Reg. § 1.409A - 3(i)(5)(v)(B)), acquires forty percent (40%) or more of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission other than a transfer or transfers described in Treas. Reg. § 1.409A - 3(i)(5)(vii)(B); or (iii) a change in the membership of the Board during any twelve month period such that the Continuing Trustees cease for any reason to constitute a majority of the Board.

1.08	CODE

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09	COMMITTEE

Committee means the Compensation Committee of the Board.

1.10	COMMON STOCK

Common Stock means the Priority Class A common shares of beneficial interest of the Company, par value $0.01 per share.

1.11	COMPANY

Company means Hersha Hospitality Trust, a Maryland real estate investment trust.

1.12	CONTINUING TRUSTEE

Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board on the effective date of the Plan or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.13	CONTROL CHANGE DATE

Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.14	CORRESPONDING SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.15	DIVIDEND EQUIVALENT

Dividend Equivalent means the right, subject to the terms and conditions prescribed by the Administrator, of a Participant to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on shares of Common Stock with respect to specified Performance Shares, as determined by the Administrator, in its sole discretion.  Dividend Equivalents (if any) shall be distributed only when, and to the extent that, the underlying Performance Share award is earned and the Administrator may provide that Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.16	EXCHANGE ACT

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17	FAIR MARKET VALUE

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange.  If, on any given date, no share of Common Stock is traded on the New York Stock Exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.18	INCENTIVE AWARD

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.19	INITIAL VALUE

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common stock on the date of grant.  Except as provided in Article XIII, the Initial Value of an outstanding SAR cannot be reduced by amendment, cancellation and regrant or otherwise without the approval of shareholders.  In addition, without the approval of shareholders, no payment shall be made in cancellation of a SAR if, on the date of cancellation, the Initial Value exceeds Fair Market Value.

1.20	HHMLP

HHMLP means Hersha Hospitality Management Limited Partnership, a Virginia limited partnership.

1.21	LTIP AWARD

LTIP Award means the grant of an LTIP Unit (as defined in the Operating Partnership’s partnership agreement).  An LTIP Award granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.22	MULTI-YEAR AWARD

Multi-year Award means an annual or multi-year long-term incentive plan award approved by the Committee that may be settled after the year in which it is awarded in cash, Common Stock or a combination thereof.

1.23	OPERATING PARTNERSHIP

Operating Partnership means Hersha Hospitality Limited Partnership, a Virginia limited partnership, and the Company’s operating partnership subsidiary.

1.24	OPTION

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25	PARTICIPANT

Participant means any person who is selected by the Administrator to receive an Award pursuant to the Plan in accordance with Article IV and the other provisions of the Plan, including, but not limited to, (i) any employee of the Company, the Operating Partnership or an Affiliate, (ii) a member of the Board or (iii) any person that provides services to the Company, the Operating Partnership or an Affiliate, including an employee of HHMLP, and who satisfies the requirements of Article IV.

1.26	PERFORMANCE SHARES

Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.27	PERSON

Person means any human being, firm, corporation, partnership, or other entity.  “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act.  The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.28	PLAN

Plan means the Amended and Restated Hersha Hospitality Trust 2012 Equity Incentive Plan, as amended from time to time.

1.29	RELATED ENTITY

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.30	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement, which shall not exceed the excess of the Fair Market Value on the date of exercise over the Initial Value.  In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.31	STOCK AWARD

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

1.32	VWAP

VWAP means the volume-weighted average per-share trading price of the Common Stock for a number of trading days, as specified by the Administrator, in its discretion.

ARTICLE II PURPOSES

The Plan is intended to assist the Company, the Operating Partnership and their Affiliates in recruiting and retaining individuals who provide services to the Company, the Operating Partnership or an Affiliate with ability and initiative by enabling such persons to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders.  The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards in accordance with the Plan and procedures that may be established by the Administrator.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III ADMINISTRATION

The Plan shall be administered by the Administrator.  The Administrator shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options, SARs and

LTIP Awards and to settle Multi-year Awards upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares, an LTIP Award or an Incentive Award.  Notwithstanding any such conditions, the Administrator may, in its discretion accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or LTIP Award may become transferable or nonforfeitable or the time at which an Incentive Award, an award of Performance Shares or Multi-year Award may be settled.  In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator.  Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive.  Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award, award of Performance Shares, LTIP Award or Multi-year Award.  All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

ARTICLE IV ELIGIBILITY

Any employee of the Company, the Operating Partnership or an Affiliate, any member of the Board and any person that provides services to the Company, the Operating Partnership or an Affiliate, including, but not limited to, any employee of HHMLP, is eligible to participate in this Plan.  Persons that provide services to the Company, the Operating Partnership or an Affiliate are eligible to participate in the Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company and its subsidiaries, including the Operating Partnership.  Options and SARs may only be granted to employees of the Company, the Operating Partnership or an Affiliate or other individuals who provide direct services to the Company or an Affiliate such as members of the Board.  An individual who is employed by HHMLP, who does not provide direct services to the Company, the Operating Partnership or an Affiliate but who provides services to the Company, the Operating Partnership or an Affiliate indirectly by virtue of employment by HHMLP may be granted Stock Awards, Performance Shares, LTIP Awards or Incentive Awards that are exempt from Code section 409A under the short-term deferral exception (but may not be granted Options, SARs or other Awards).

ARTICLE V COMMON STOCK SUBJECT TO PLAN
5.01	COMMON STOCK ISSUED

Upon the award of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, Dividend Equivalents or a Multi-year Award, the Company may issue Common Stock from its authorized but unissued Common Stock.  Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02	AGGREGATE LIMIT; INDIVIDUAL PARTICIPANT LIMIT

The maximum aggregate number of LTIP Awards and the maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Performance Shares, Dividend Equivalents and Multi-year Awards is 7,500,000 shares or units, as applicable; provided, however, that effective January 1, 2015, the maximum aggregate number of LTIP Awards and the maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and SARs and the grant of Stock Awards and in settlement of Performance Shares, Dividend Equivalents and Multi-year Awards shall be increased to 16,500,000 shares or units, as applicable (such additional shares and units in excess of the 7,500,000 shares, the “New Shares”).  The maximum aggregate number of New Shares of Common Stock and LTIP Awards that may be issued under this Plan to any Participant is 5,000,000 shares or units, as applicable.  The maximum aggregate number of shares of Common Stock and LTIP Awards that may be issued under this Plan and the maximum aggregate number of shares of Common Stock and LTIP Awards that may be issued to any Participant shall be subject to adjustment as provided in Article XIII.  The grant of an LTIP Award shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis, i.e., each LTIP Award shall be treated as an award of the number of shares of Common Stock equal to the number of LTIP Units covered by the LTIP Award.

If an SAR is exercised and settled, in whole or in part, with shares of Common Stock, then the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be reduced by the number of SARs exercised rather than the number of shares of Common Stock issued in settlement of the SAR.

If Common Stock is surrendered, exchanged, withheld or otherwise used to pay the exercise price of an Option or to satisfy tax withholding obligations, the number of shares surrendered, exchanged, withheld or otherwise used for that purpose shall not be available or reallocated to other Awards that may be granted under this Plan.

5.03	REALLOCATION OF SHARES

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares allocated to the Option or portion thereof may be reallocated to other Awards to be granted under this Plan.  If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Awards to be granted under this Plan.  If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Awards to be granted under this Plan.  If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Awards to be granted under this Plan.  If an LTIP Award is forfeited, in whole or in part, for any reason, the maximum aggregate number of LTIP Awards and the maximum aggregate number of shares of Common Stock available for issuance under this Plan shall be increased by the number of LTIP Units forfeited under the LTIP Award.

ARTICLE VI OPTIONS
6.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.  In accordance with Article IV, Options may be granted only to employees of the Company, the Operating Partnership or an Affiliate or other individuals who provide direct services to the Company or an Affiliate.

6.02	OPTION PRICE

The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Except as provided in Article XIII, the price per share of an outstanding Option cannot be reduced, by amendment or cancellation and regrant or otherwise without the approval of shareholders.  In addition, without the approval of shareholders, no payment shall be made in cancellation of an Option if, on the date of cancellation, the price per share of the Option exceeds Fair Market Value.

6.03	MAXIMUM OPTION PERIOD

The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04	NONTRANSFERABILITY

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any transfer of an Option, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05	TRANSFERABLE OPTIONS

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06	EMPLOYMENT OR SERVICE

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07	EXERCISE

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under this Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08	PAYMENT

Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with shares of Common Stock.  If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the

Fair Market Value (determined on date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09	SHAREHOLDER RIGHTS

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.10	DISPOSITION OF SHARES

A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII SARS
7.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards.  In accordance with Article IV, SARs may be granted only to employees of the Company, the Operating Partnership or an Affiliate or other individuals who provide direct services to the Company or an Affiliate.  For purposes of the individual Participant grant limit of Section 5.02, an Option and Corresponding SAR shall be treated as a single Award.  In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02	MAXIMUM SAR PERIOD

The term of each SAR shall be determined by the Administrator on the date of grant, except that no SAR shall have a term of more than ten years from the date such SAR was granted.  The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03	NONTRANSFERABILITY

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04	TRANSFERABLE SARS

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution.  In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05	EXERCISE

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable.  An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06	EMPLOYMENT OR SERVICE

If the terms of any SAR provide that it may be exercised only during employment or continued service within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.07	SETTLEMENT

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock.  No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08	SHAREHOLDER RIGHTS

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII STOCK AWARDS
8.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such Stock Award.

8.02	VESTING

The Administrator, on the date of the grant, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the performance criteria listed in Section 8.03.  If the Committee prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more performance criteria, the shares subject to the Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objective have been achieved.

8.03	PERFORMANCE OBJECTIVES

In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to one or more performance criteria including, but not limited to, funds from operations, adjusted funds from operations, earnings before income taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, return on equity, total earnings, earnings per share, earnings growth, return on capital, Fair Market Value, VWAP, Common Stock price appreciation, peer shareholder returns, revenue per available room or total shareholder return.  Performance criteria may be stated with reference to the Company, the Operating Partnership or any of their respective consolidated and unconsolidated subsidiaries.

8.04	EMPLOYMENT OR SERVICE

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05	SHAREHOLDER RIGHTS

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) dividends paid on shares of Common Stock subject to a Stock Award that will become nonforfeitable and transferable only upon achieving performance objectives will be accumulated and paid (without interest) when and to the extent that the shares granted under the Stock Award become nonforfeitable and transferable, (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (iii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX PERFORMANCE SHARE AWARDS
9.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards.  The Administrator also will specify whether Dividend Equivalents are granted in conjunction with an award of Performance Shares.

9.02	EARNING THE AWARD

The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator.  The Administrator may prescribe that Performance Shares will be earned based on objectives stated with respect to one or more performance criteria including, but not limited to, return on equity, total earnings, earnings growth, earnings per share, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, EBITDA, adjusted EBITDA, hotel EBITDA, VWAP, peer shareholder returns, revenue per available room or total shareholder return.  Performance criteria may be stated with reference to the Company, the Operating Partnership or any of their respective consolidated and unconsolidated subsidiaries.  No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that the requirements for earning the Performance Shares have been satisfied.

9.03	PAYMENT

In the discretion of the Administrator, the amount payable when an award of Performance Shares or an award of Performance Shares and Dividend Equivalents is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof.  A fractional share of Common Stock shall not be deliverable when an award of Performance Shares or Dividend Equivalents is earned, but a cash payment will be made in lieu thereof.

9.04	SHAREHOLDER RIGHTS

No Participant shall, as a result of receiving an award of Performance Shares or Dividend Equivalents, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock.  After an award of Performance Shares or Dividend Equivalents is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.06.

9.05	NONTRANSFERABILITY

Except as provided in Section 9.06, Performance Shares and Dividend Equivalents granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in any Performance Shares or Dividend Equivalents shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06	TRANSFERABLE PERFORMANCE SHARES

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares and any related Dividend Equivalents may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of Performance Shares and Dividend Equivalents transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares and Dividend Equivalents except by will or the laws of descent and distribution.

9.07	EMPLOYMENT OR SERVICE

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X INCENTIVE AWARDS
10.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an Incentive Award is to be made.  All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) the number of whole months in the performance period times (ii) $100,000.

10.02	TERMS AND CONDITIONS

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award.  Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award.  The performance objectives may be stated with respect to one or more performance criteria including, but not limited to, return on equity, total earnings, earnings growth, earnings per share, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, EBITDA, adjusted EBITDA, hotel EBITDA, VWAP, peer shareholder returns, revenue per available room or total shareholder return.  Performance criteria may be stated with reference to the Company, the Operating Partnership or any of their respective consolidated or unconsolidated subsidiaries.  Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate.  The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

10.03	NONTRANSFERABILITY

Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04	TRANSFERABLE INCENTIVE AWARDS

Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05	EMPLOYMENT OR SERVICE

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.06	SHAREHOLDER RIGHTS

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

ARTICLE XI LTIP AWARDS
11.01	AWARD

In accordance with the provisions of Article IV, the Company (acting through the Committee) in the Company’s capacity as general partner of the Operating Partnership, will designate each individual to whom an LTIP Award is to be made and will specify the number of LTIP Units covered by such awards; provided, however, that the grant of an LTIP Award must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant.

11.02	TERMS AND CONDITIONS

The Committee (acting on behalf of the Company in its capacity as general partner of the Operating Partnership), at the time an LTIP Award is made, shall specify the terms and conditions which govern the award.  The terms and conditions of an LTIP Award may prescribe that a Participant’s rights in the LTIP Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement.  LTIP Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan.

11.03	PAYMENT OR SETTLEMENT

Any shares of Common Stock that are issued on account of the eventual conversion of LTIP Units into shares of Common Stock in accordance with the terms of the partnership agreement of the Operating Partnership shall not reduce the maximum aggregate number of shares of Common Stock available for issuance under this Plan.

11.04	EMPLOYEE STATUS

If the terms of any LTIP Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05	SHAREHOLDER RIGHTS

A Participant, as a result of receiving an LTIP Award, shall not have any rights as a shareholder until, and then only to the extent that, shares of Common Stock are issued on account of the eventual conversion of LTIP Units into Common Stock in accordance with the terms of the partnership agreement of the Operating Partnership.

ARTICLE XII CHANGE IN CONTROL
12.01	ASSUMPTION UPON CHANGE IN CONTROL

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award granted by, the surviving entity following the Change in Control transaction.  Such assumed or substituted award shall be of the same type of award as the original Award being assumed or substituted.  The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

12.02	VESTING UPON CHANGE IN CONTROL

Upon a Change in Control and as to any Award that is not assumed by, or a substitute award granted by, the surviving entity following the Change in Control transaction in accordance with Section 11.01, the Committee is authorized to cause (i) outstanding Options and SARs to become fully exercisable thereafter, (ii) outstanding Stock Awards and LTIP Awards to become transferable and nonforfeitable thereafter and (iii) outstanding Performance Shares and Incentive Awards to become earned and nonforfeitable in their entirety.  The Committee, in its discretion and without the need for a Participant’s consent, may provide that an Option or SAR shall terminate on the Control Change Date to the extent that it was exercisable during the five day period preceding the Control Change Date but is not exercised on or before the Control Change Date.

12.03	CASH-OUT UPON CHANGE IN CONTROL

In the event of a Change in Control and as to any Award that is not assumed by, or a substitute award granted by, the surviving entity following the Change in Control transaction in accordance with Section 11.01, the Committee, in its discretion and without the need for a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment.  The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders of the Company in the Change in Control transaction.  The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share of Common Stock or other securities received by shareholders of the Company in the Change in Control transaction exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by shareholders for each share of Common Stock or LTIP unit subject to a Stock Award, LTIP Award or Performance Share or (iii) the maximum amount payable under the terms of an Incentive Award.  If the option price or Initial Value exceeds the price per share received by shareholders of the Company in the Change in Control transaction, the Option or SAR may be cancelled under this Section 11.03 without any payment to the Participant.

12.04	LIMITATION ON BENEFITS

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999.  As provided in this Section 11.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 11.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 11.04, (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 11.04, (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, that Overpayment will be treated for all purposes as a loan ab initio that the Participant must repay to the Company together with interest at the applicable Federal rate under Code Section 7872; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the

Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 11.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date.  For purposes of this Section 11.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment.  The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.  For purposes of this Section 11.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

ARTICLE XIII ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum aggregate number of shares of Common Stock and LTIP Awards that may be issued under the Plan, the terms of outstanding Awards and the individual Participant limit on the number of LTIP Awards and the number of shares of Common Stock for which Awards may be granted shall be adjusted as the Board shall determine to be equitably required in the event that: (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies; or (ii) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Article XIII by the Board shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares and LTIP Awards that may be issued under the Plan; the per Participant limit on the number of LTIP Awards and shares for which Awards may be granted; or the terms of outstanding Awards.

The Committee may make Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company, the Operating Partnership or an Affiliate in connection with a transaction described in the first paragraph of this Article XIII.  Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIV COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Stock Award, LTIP Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XV GENERAL PROVISIONS
15.01	EFFECT ON EMPLOYMENT AND SERVICE

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

15.02	UNFUNDED PLAN

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

15.03	RULES OF CONSTRUCTION

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XVI AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XII), (ii) materially modifies the requirements as to eligibility for participation in the Plan, (iii) provides for the repricing of

Options or SARs, including by effecting an exchange of outstanding Options or SARs for new awards when the exercise price or Initial Value, respectively, exceeds the Fair Market Value thereof or (iv) materially increases the benefits accruing to Participants under the Plan.  In addition, an amendment of the Plan will be contingent on approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed.  No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XVII DURATION OF PLAN

No Award may be granted under this Plan and no LTIP Award may be settled pursuant to this Plan, as amended, after May 22, 2024.  Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVIII EFFECTIVE DATE OF PLAN

This Plan shall be effective when it is approved by the Company’s shareholders.  Notwithstanding the adoption of the Plan by the Board and its approval by shareholders, no Award may be granted, and no shares of Common Stock may be issued in settlement of Multi-year Awards, before January 1, 2012.